UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            August 15, 2024

Stride, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11720 Plaza America Drive, 9th Floor, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LRN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Stride, Inc. (the “Company”) conducted a competitive evaluation process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025. The Audit Committee invited several independent registered public accounting firms to participate in this process.

On August 15, 2024, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025 and the dismissal of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm, each effective immediately.

BDO’s (i) reports on the Company’s consolidated financial statements and internal control over financial reporting, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and (ii) reports on the Company’s consolidated financial statements and internal control over financial reporting, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of BDO dated August 15, 2023 noted that BDO audited the Company’s internal control over financial reporting as of June 30, 2023 and expressed an adverse opinion thereon due to a material weakness in internal control over financial reporting relating to a lack of effective information technology general controls related to user access, program change, and data processing over information technology systems used by the Company for financial reporting.

During the fiscal years ended June 30, 2024 and June 30, 2023, and the subsequent interim period through August 15, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in BDO’s reports; and (ii) other than the material weakness noted above, no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO with a copy of the foregoing disclosures and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing disclosures. A copy of BDO’s letter, dated August 20, 2024, is filed as Exhibit 16.1 hereto.

During the fiscal years ended June 30, 2024 and June 30, 2023, and the subsequent interim period through August 15, 2024, neither the Company nor anyone on its behalf has consulted with KPMG regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter of BDO USA, P.C., dated August 20, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stride, Inc.

Date: August 20, 2024	By:	/s/ Vincent W. Mathis
	Name:	Vincent W. Mathis
	Title:	Executive Vice President, General Counsel and Secretary